Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated April 16, 2024 relating to the consolidated financial statements which appeared in Kaya Holdings, Inc.’s Annual Report on Form 10-K for the years ended December 31, 2023 and 2022.

/s/ M&K CPAS, PLLC

The Woodlands, TX

December 3, 2024